As filed with the Securities and Exchange Commission on June 17, 2010

Registration No. 333-158087

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE

AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE PNC FINANCIAL SERVICES GROUP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	25-1435979
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

One PNC Plaza

249 Fifth Avenue

Pittsburgh, Pennsylvania 15222-2707

(Address, including zip code, of registrant’s principal executive offices)

The PNC Financial Services Group, Inc. Incentive Savings Plan

PNC Global Investment Servicing Inc. Retirement Savings Plan

(Full titles of the plans)

Richard J. Johnson

Executive Vice President and Chief Financial Officer

The PNC Financial Services Group, Inc.

One PNC Plaza

249 Fifth Avenue

Pittsburgh, Pennsylvania 15222-2707

(412) 762-2000

(Name, address, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

EXPLANATORY STATEMENT

Effective January 1, 2010, participants in The PNC Financial Services Group, Inc. Incentive Savings Plan (“ISP”) and the PNC Global Investment Servicing Inc. Retirement Savings Plan (“RSP”) (together, the “Plans”) were no longer permitted to invest their contributions in The PNC Financial Services Group, Inc. (“PNC”) common stock.

Therefore, PNC and the Plans are filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister all Plan interests that were registered thereunder for both the ISP and the RSP and to deregister the remaining shares of PNC common stock issuable under this Registration Statement.

PNC is acting pursuant to the power conferred on PNC in accordance with the provisions of Rule 478 under the Securities Act of 1933, as amended, to reduce the amount of securities registered, pursuant to its undertaking contained in Part II, Item 9 of the Registration Statement, as initially filed on March 18, 2009.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, PNC has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, June 17, 2010.

THE PNC FINANCIAL SERVICES GROUP, INC.
(Registrant)

By:	/S/ SAMUEL R. PATTERSON
(Signature and Title)
Samuel R. Patterson,
Senior Vice President and Controller

The ISP. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the ISP) have duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, June 17, 2010.

THE PNC FINANCIAL SERVICES GROUP, INC. INCENTIVE SAVINGS PLAN

By:	/S/ JAMES S. GEHLKE
(Signature and Title)
James S. Gehlke,
Plan Administrator for The PNC Financial Services Group, Inc. Incentive Savings Plan

By:	/S/ KERRY ALLEN
(Signature and Title)
Kerry Allen,
Plan Manager for The PNC Financial Services Group, Inc. Incentive Savings Plan

The RSP. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the RSP) have duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, June 17, 2010.

PNC GLOBAL INVESTMENT SERVICING INC. RETIREMENT SAVINGS PLAN

By:	/S/ JAMES S. GEHLKE
(Signature and Title)
James S. Gehlke,
Plan Administrator for the PNC Global Investment Servicing Inc. Retirement Savings Plan

By:	/S/ KERRY ALLEN
(Signature and Title)
Kerry Allen,
Plan Manager for the PNC Global Investment Servicing Inc. Retirement Savings Plan